Exhibit 21.1

Subsidiaries of Registrant

Property Name	State Organization
Lightstone Value Plus REIT II, LP	Delaware
LVP Metairie, LLC	Delaware
LVP Metairie Holding Corp.	Delaware
LVP Metairie JV, LLC	Delaware
LVP TPS Metairie LLC	Delaware
LVP East Rutherford Holding Corp.	Delaware
LVP East Rutherford Loan Acquisition LLC	Delaware
LVP FFI East Rutherford Holding Corp	Delaware
LVP SHS Peabody Holdings LLC	Delaware
LVP SHS Peabody LLC	Delaware
LVP SHS Holding Corp.	Delaware
LVP TPS Fayetteville LLC	Delaware
LVP TPS Fayetteville Holding Corp.	Delaware
LVP TPS Fayetteville Holdings LLC	Delaware
LVP TPS Little Rock LLC	Delaware
LVP TPS Little Rock Holding Corp.	Delaware
LVP TPS Little Rock Holdings LLC	Delaware
LVP HI Opelika LLC	Delaware
LVP HI Opelika Holding Corp.	Delaware
LVP HI Opelika Holdings LLC	Delaware
LVP Tucson LLC	Delaware
LVP Tucson Holding Corp.	Delaware
LVP Tucson Holdings LLC	Delaware
LVP HMI Ft. Myers LLC	Delaware
LVP HMI Ft. Myers Holding Corp.	Delaware
LVP HMI Ft. Myers Holdings LLC	Delaware
LVP FPS Airport LLC	Delaware
LVP FPS Airport Holding Corp.	Delaware
LVP FPS Airport Holdings LLC	Delaware
LVP AP Airport LLC	Delaware
LVP AP Airport Holding Corp.	Delaware
LVP AP Airport Holdings LLC	Delaware
LVP PHL Land LLC	Delaware
LVP PHL Land Holdings LLC	Delaware